UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 6, 2009
Date of Report (Date of earliest event reported)

AMERICAN PETRO-HUNTER, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-22723	98-0171619
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

104 Swallow Hill Drive
Barnstable, Massachusetts 02630 USA
(508) 362-4420
(Address and telephone number of principal executive offices) (Zip Code)
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On May 4, 2009, American Petro-Hunter, Inc. (the “Company”) entered into a binding Letter of Intent (“LOI”) with S&W Oil & Gas, LLC (“S&W”) to participate in the drilling for oil in the Poston Prospect #1 Lutters in Southwest Trego County, Kansas (the “Prospect”).  Pursuant to the LOI, the Company agreed to pay S&W $64,536 in exchange for a 25% working interest and 81.5% net revenue interest in the Prospect. In the event S&W determines that the drill stem tests and or logs support commercial production, an additional $44,624 per 25% working interest held by the Company is due for completion of the oil well and for the purchase of necessary equipment.  If any party hereto decides to not pursue the transactions contemplated by the LOI, and if the drilling rig is not on site by May 25, 2009, all funds advanced by the Company pursuant to the LOI will be due immediately and shall be repaid in full to the Company. The LOI contains customary representations and warranties by the parties.

The LOI is attached to this report as Exhibit 10.1, and the terms and conditions incorporated herein. The foregoing statement is not intended to be a complete description of all terms and conditions.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits.

Exhibit
No.	Description
10.1	Letter of Intent with S&W Oil & Gas, LLC, effective May 4, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN PETRO-HUNTER INC.,
a Nevada Corporation

Dated: May 6, 2009	/s/ John J. Lennon
John J. Lennon, President